UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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2017 Annual Meeting May 31, 2017

You are receiving this email because either the company has supplied additional information for your review or we have not yet received your voting instructions. If you have already voted and do not wish to change your instructions, there is no need to resubmit your vote.

Important proxy voting material is ready for your action.

Three Ways to Vote
Now via ProxyVote	Vote By May 30, 2017 11:59 PM ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Dear Fellow Stockholder:

We have not yet received your vote in connection with Benefit Street Partners Realty Trust Stockholders Annual Meeting and ask that you place your vote today.

The meeting is scheduled for May 31, 2017 and includes voting for the Board of Directors, ratifying our audit firm, and voting on charter amendments that we believe will enhance the company’s opportunity to have a successful liquidity event. According to our latest records, we have not received your vote. I urge you to vote as soon as possible! Your vote is critical, so that Benefit Street Partners Realty Trust can hold the meeting as scheduled.

Proxy solicitation costs are borne by the company and its stockholders. These costs can be substantial. Voting today will help manage these costs and will avoid the need for Broadridge, the Benefit Street Partners Realty Trust proxy solicitor, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow the company to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote makes a difference and is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the May 31, 2017 Annual Meeting of Stockholders.

Please call us at 855-601-2252 to speak with an agent for live assistance with voting your shares.

Important

Materials

   Proxy Statement

   10-K Report

For holders as of March 27, 2017